 Exhibit 99.1

MICHAEL BRUCH APPOINTED CHIEF FINANCIAL OFFICER OF CESCA THERAPEUTICS

Rancho Cordova, CA, October 26, 2015 -- Cesca Therapeutics Inc. (NASDAQ: KOOL), an autologous cell-based regenerative medicine company, today announced that the Board of Directors had appointed Michael Bruch Chief Financial Officer.

Bruch (50), was appointed Interim Chief Financial Officer in May 2015. Prior to that he had served as Controller since joining the Company in 2003. As Controller he was responsible for the Company’s Accounting and Internal Control functions. He also played a key role in integrating TotipotentRX after the 2014 merger between the two companies. Bruch has over 25 years of experience in various financial and managerial roles at a number of world-class companies, including General Electric and Dada Micro Scan (now Siemens Healthcare). He is a Certified Public Accountant and graduated with honors from California State University, Sacramento, with a Bachelor of Science degree in business administration.

Robin C. Stracey, Cesca Therapeutics’ CEO, commented “I am delighted that Mike has accepted the position of Chief Financial Officer. He has done an outstanding job as Interim CFO, reinforcing our belief that he is the right person to lead the Company’s Finance function as we continue our transformation into a fully integrated regenerative medicine company.”

About Cesca Therapeutics Inc.

Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development and commercialization of autologous cell-based therapeutics for use in regenerative medicine. The Company is a leader in the development and manufacture of automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapy products. These include:

●	SurgWerks™; proprietary stem cell therapy point-of-care kits for the treatment of vascular and orthopedic indications that integrate the following indication specific elements:
●	Cell harvesting
●	Cell processing and selection
●	Cell diagnostics
●	Cell delivery

●	CellWerksTM; an integrated system which includes a protocol, disposables and equipment for intra-laboratory use in treatment of oncological and hematological disorders.
●	The AutoXpress® (AXP); a proprietary automated device, along with companion sterile blood processing disposables, for the harvesting of stem cells from cord blood.
●

The MarrowXpress™ (MXP); a device and disposable system based on the AutoXpress platform for the isolation and concentration of stem cells from bone marrow. Self-powered and microprocessor-controlled, the MXP contains flow control and optical sensors and concentrates white blood cells from bone marrow to a user- defined volume in 40 minutes while retaining over 90% of mononuclear cells (MNCs).

●	The BioArchive® System; an automated cryogenic device, used by cord blood stem cell banks in more than 30 countries, for cryopreservation and archiving of cord blood stem cell units for transplant.

Forward Looking Statement

The statements contained herein may include statements of future expectations and other forward looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements, including our ability to initiate and prosecute the pivotal CLIRST III trial, our ability to obtain efficacy consistent with prior CLI studies, continued FDA approval, Medicare reimbursement approval, timing of the Company’s future submission of IDE, PMA and/or Medicare reimbursement applications, or amendments to such applications, and outcomes from such submissions. Further, clinical trial outcomes are not predictable, and results may vary from the Company’s expectations, including the start of any such clinical trials, patient follow up issues, and costs associated with such trials. Further description of other risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements. Contact: Cesca Therapeutics Inc. http://www.cescatherapeutics.com. Cesca may, at its discretion, choose to publish on-going interim notifications, requests for further information as received from the FDA, Medicare or equivalent foreign agencies, but as a general policy only makes announcements regarding material or significant information, such as filing of applications, approvals, initiation of studies, and conclusions.

Contact:
Cesca Therapeutics Inc.
http://www.cescatherapeutics.com

Investor Contact: Kirin Smith, PCG Advisory Group
646-863-6519, or ir@cescatherapeutics.com

Media Contact: Sean Leous, PCG Advisory Group

646-863-8998 or sleous@pcgadvisory.com